EXHIBIT (j)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated December 7, 2001 in the Registration Statement (Form N-1A) and related Prospectus of the Aon Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 17 to the Registration Statement under the Securities Act of 1933 (File No. 33-43133) and in this Amendment No. 18 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-6422).


                                                        /s/ ERNST & YOUNG LLP


Chicago, Illinois
February 28, 2002